EXHIBIT 99.1
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TREY RESOURCES
293 Eisenhower Parkway, Livingston, NJ 07039

FOR RELEASE MARCH 31
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                 TREY RESOURCES REPORTS RECORD REVENUES FOR 2004

LIVINGSTON, NJ, MARCH 31, 2005 -- Trey Resources, Inc. (OTC Bulletin Board:
TYRIA), the premier total solutions provider specializing in business software for the small- and medium-sized business market, today reported its financial results for its fiscal year ended December 31, 2004 in its 10-KSB filed with the SEC.

For fiscal year 2004, the company reported revenue of $1,703,281, a record year for Trey. Revenue in fiscal year 2003 was $1,350.

The company reported a net loss of $2,390,705 compared to a net loss of $397,605 for the year ended December 31, 2003, primarily due to increased expenses and fees associated with the company's spin-off from its former parent in February 2004, increased compensation, professional and associated fees associated with the company's acquisition of two companies in 2004, increased financing and interest charges, and increased operating expenses associated with the operation of the company's wholly owned subsidiary, SWK Technologies, Inc. Full financial results for fiscal year 2004 can be found in the company's 10-KSB, filed on March 31, 2005 with the SEC.

Mark Meller, CEO of Trey Resources, said, "2004 was a watershed year for Trey. The first half of the year was spent finalizing our spin-off from our former parent and arranging for our stock to trade on the OTC Bulletin Board. On June 1, our sales up to that point in 2004 were $0. By December 31, 2004, only seven months later, we had sales of $1,703,281, we had acquired two quality information technology and software companies with great management, and we had entered into business partner relationships with high-profile companies like IBM."

Meller continued, "We believe we've established a solid foundation for rapid growth. Sales of our proprietary EDI software continue to increase. Our sales pipeline is strong. We are competing for larger deals, and are winning more than we estimated. We are working on becoming a significant participant in Sarbanes-Oxley compliance. Our deal flow for potential acquisitions continues to grow. We will be moving into new quarters in the next few months to consolidate our operations to make them more efficient. All in all, we are optimistic about the future and look forward to delivering superior financial results in the coming quarters."


ABOUT TREY RESOURCES
Trey Resources is involved in the acquisition and build-out of technology and software companies. The company's growth strategy is to acquire firms in this extensive and expanding but highly fragmented segment as it seeks to create substantial value for shareholders. Since June 2004, Trey has acquired SWK Technologies, Inc. and Business Tech Solutions Group, Inc. For more information, contact Trey Resources CEO Mark Meller at (973) 758-9555 or by e-mail at mark.meller@swktech.com.

A profile for investors on Trey Resources may be found at the website http://www.hawkassociates.com/trey/profile.htm.

An online investor relations kit containing Trey press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.



THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, REGARDING AMONG OTHER THINGS OUR PLANS, STRATEGIES AND PROSPECTS -- BOTH BUSINESS AND FINANCIAL. ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY THESE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE OR REALIZE THESE PLANS, INTENTIONS OR EXPECTATIONS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS. MANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "WILL," "MAY," "INTEND," "ESTIMATED," AND "POTENTIAL," AMONG OTHERS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS NEWS RELEASE INCLUDE MARKET CONDITIONS AND THOSE SET FORTH IN REPORTS OR DOCUMENTS THAT WE FILE FROM TIME TO TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO TREY RESOURCES, INC. OR A PERSON ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY LANGUAGE.